UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 7, 2006

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On November 7, 2006, Hercules Oilfield Services Ltd. (“HOSL”), a Cayman Islands company and a wholly owned subsidiary of Hercules Offshore, Inc. (the “Company”), completed the previously disclosed acquisition pursuant to the Asset Purchase Agreement, dated as of August 23, 2006, as amended by Amendment No. 1 thereto (as amended, the “Agreement”), with Halliburton West Africa Ltd., a Cayman Islands company, and Halliburton Energy Services Nigeria Limited, a Nigerian corporation (collectively, “Halliburton”), whereby HOSL (1) purchased eight liftboats owned by Halliburton and certain related assets, (2) assumed Halliburton’s rights to operate five additional liftboats under an arrangement with the third-party vessel owner, (3) assumed Halliburton’s lease of a 1.25 hectare shore-based facility located in Warri, Nigeria that includes warehouse space, offices and a machine shop, and (4) assumed Halliburton’s rights and obligations under certain customer contracts and other agreements related to Halliburton’s liftboat operations in West Africa. HOSL operates the five liftboats owned by the third-party vessel owner under the management agreement assumed from Halliburton, which applies so long as the liftboats are under contract with Chevron Nigeria Limited. The aggregate purchase price paid at closing, as adjusted pursuant to the Agreement, was $51.6 million.

In connection with the closing of the acquisition, HOSL also entered into an Earnout Agreement, dated November 7, 2006 (the “Earnout Agreement”), with Halliburton, under which HOSL will pay Halliburton 25% of EBITDA (earnings from operations before interest, taxes, depreciation and amortization, calculated in accordance with the Earnout Agreement) earned on the 13 liftboats acquired from Halliburton, together with the Company’s existing four liftboats operating in West Africa, to the extent in excess of $19.0 million annually. Any amount payable to Halliburton under the earnout agreement will be reduced if and to the extent the Company incurs certain capital expenditures in excess of forecasted expenditures for the assets ($1.7 million, $2.2 million and $1.9 million in the first, second and third years, respectively). Any amount payable will also be adjusted for certain increases or decreases in the assets of the Company’s West Africa business. The earnout payments are payable annually over a three-year period up to an aggregate amount of $10.0 million. The EBITDA target will also be increased or decreased if additional assets are mobilized into or out of West Africa and is also subject to additional adjustments. For purposes of calculating the “significance” of the assets acquired from Halliburton under Instruction 4 of Item 2.01 of Form 8-K, and for no other purposes, we have assumed that the entire earnout amount would be paid to Halliburton. We have not, however, concluded whether any of the earnout amount will, in fact, be paid.

The 13 liftboats acquired from Halliburton are currently operating in the coastal waters of Nigeria and Cameroon and have leg lengths ranging from 105 to 215 feet.

The descriptions of the Agreement and the Earnout Agreement contained herein are qualified in their entirety by reference to the Agreement and the Earnout Agreement, copies of which are attached or incorporated herein as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated as of August 23, 2006, by and among Hercules International Holdings, Ltd., Halliburton West Africa Ltd. and Halliburton Energy Services Nigeria Limited (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 7, 2006).

10.2	First Amendment to Asset Purchase Agreement, dated as of November 1, 2006, by and among Hercules International Holdings, Ltd., Hercules Oilfield Services Ltd., Halliburton West Africa Ltd. and Halliburton Energy Services Nigeria Limited (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 7, 2006).

10.3	Earnout Agreement, dated November 7, 2006, by and among Hercules Oilfield Services, Ltd., Halliburton West Africa Ltd. and Halliburton Energy Services Nigeria Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: November 13, 2006	By:	/s/ James W. Noe
James W. Noe Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated as of August 23, 2006, by and among Hercules International Holdings, Ltd., Halliburton West Africa Ltd. and Halliburton Energy Services Nigeria Limited (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 7, 2006).

10.2	First Amendment to Asset Purchase Agreement, dated as of November 1, 2006 by and among Hercules International Holdings, Ltd., Hercules Oilfield Services Ltd., Halliburton West Africa Ltd. and Halliburton Energy Services Nigeria Limited (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 7, 2006) .

10.3	Earnout Agreement, dated November 7, 2006, by and among Hercules Oilfield Services, Ltd., Halliburton West Africa Ltd. and Halliburton Energy Services Nigeria Limited.